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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-61602 of American Bank Note Holographics, Inc. on Form S-8 of our report dated March 29,2000 (which report expresses an unqualified opinion and includes an explanatory paragraph in regards to litigation and potential litigation), appearing in the Annual Report on Form 10-K of American Bank Note Holographics, Inc. for the year ended December 31,2001.

/s/ Deloitte & Touche LLP
New York, New York
March 29,2002